Exhibit 10.2
EMPLOYMENT AGREEMENT
          This EMPLOYMENT AGREEMENT is made and entered into as of this 15th day of August , 2005, by and between Polypore International, Inc., a Delaware corporation (the “Company”), and Frank Nasisi (the “Executive”).
W I T N E S S E T H :
          WHEREAS, Executive is currently employed as the Chief Executive Officer of the Company; and
          WHEREAS, Executive’s employment with the Company is currently governed by the terms set forth in term sheet executed by Executive and an behalf of the Company in January 2004 (the “Term Sheet”); and
          WHEREAS, the Company and Executive have mutually agreed to have Executive resign from his position as Chief Executive Officer of the Company, and to appoint Executive as the Vice Chairman of the Company; and
          WHEREAS, the Company and Executive desire to enter into an agreement embodying the terms of such continued employment with the Company (this “Agreement”).
          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and Executive agree as follows:
          Section 1.      Definitions.
          (a)      “Accrued Obligations” shall mean (i) all accrued but unpaid Base Salary through the date of termination of Executive’s employment; (ii) any unpaid Annual Bonus in respect to any completed fiscal year which has ended prior to the date of termination of Executive’s employment; (iii) any unpaid or unreimbursed expenses incurred in accordance with Section 6 below; and (iv) any benefits provided under the Company’s employee benefit plans upon a termination of employment, in accordance with the terms therein, including rights with respect to stock options in the Company granted pursuant to the Plan. To the extent payable pursuant to Section 8 below, the Accrued Obligations shall be paid within five (5) business days of any applicable termination, except amounts payable with respect to unpaid Annual Bonus, which shall be paid at such time Annual Bonus amounts are paid to other senior executives.
          (b)      “Base Salary” shall mean the salary provided for in Section 4(a) below or any increased salary granted to Executive pursuant to Section 4(a).
          (c)      “Board” shall mean the Board of Directors of the Company.
          (d)      “Cause” shall mean a good faith determination by the Board of: (i) misappropriation by Executive of the assets or business opportunities of the Company or its affiliates; (ii) embezzlement or other financial fraud committed by Executive or at his direction, or with his knowledge; (iii) Executive’s indictment for, conviction of, admission to, or entry of pleas of no contest to any felony or any crime involving moral turpitude; or (iv) Executive’s willful and material breach of Sections 3(b) or 9 of this Agreement.
          (e)      “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
          (f)      “Competitive Activities” shall mean any business activities in which the Company is engaged or has committed plans to engage either (i) during the Term of Employment, or (ii) for purposes of Executive’s obligations under Section 9(b) after the Term of Employment, at the time of termination of Executive’s employment.
          (g)      “Confidential Information” shall have the meaning set forth in Section 9(a) below.
          (h)      “Plan” shall mean the Polypore International, Inc. 2004 Stock Option Plan, as amended from time to time.
          (i)      “Restricted Period” shall mean the period commencing as of the date hereof and ending on the eighteen (18) month anniversary of the date of Executive’s termination of employment for any reason (including expiration of the Term of Employment).
          (j)      “Severance Term” shall mean the period specified in Section 8(c)(ii) below.
          (k)      “Term of Employment” shall mean the period specified in Section 2 below.
          Section 2.      Acceptance and Term of Employment.
          The Company agrees to employ Executive and Executive agrees to serve the Company on the terms and conditions set forth herein. Unless sooner terminated as provided in Section 8 hereof, the Term of Employment shall commence immediately following the date hereof and shall continue during the period ending on December 31, 2006. The Term of Employment may be extended by mutual agreement of the parties hereto.
          Section 3.      Position and Duties and Responsibilities.
          (a)      During the Term of Employment, Executive shall be employed and serve as the Vice Chairman of the Company and shall have such duties typically associated with such title and such other duties and responsibilities as may be mutually agreed upon by the Board, and the Executive. During the Term of Employment, Executive shall also continue to serve as a member of the Board.
          (b)      Executive shall devote an amount of business time to the performance of his duties under this Agreement as is mutually agreed upon by the Board and Executive, which shall in no event constitute less than one-third (1/3) of Executive’s full business time. The parties hereto acknowledge that Executive may conduct other business activities during the Term of Employment, subject to the restrictions contained in Section 9 hereof.

          Section 4.      Compensation. During the Term of Employment, Executive shall be entitled to the following compensation:
          (a)      Base Salary. Pursuant to the Term Sheet, Executive shall continue to be paid his base salary of $435,000 until December 31, 2005. Commencing January 1, 2006, to reflect Executive’s revised responsibilities and time commitment as set forth in this Agreement, Executive’s annualized Base Salary shall be changed to $300,000 without further action by the parties hereto.
          (b)      Annual Bonus. Executive shall be eligible for an annual cash incentive bonus award (the “Annual Bonus”) based upon achievement of the Annual EBITDA Targets, as set forth in the Plan. For the Company’s 2005 fiscal year, Executive’s Annual Bonus shall be governed by the terms of the Term Sheet. For the Company’s 2006 fiscal year, Executive’s target Annual Bonus shall equal to two-thirds (2/3) of Base Salary during such period, with his actual Annual Bonus continuing to be based upon achievement of the Annual EBITDA Targets, as set forth in the Plan. Executive shall receive the Annual Bonus in respect of any year at the same time as bonuses are paid to other executive officers of the Company, but in no event later than ninety (90) days after the end of the year for which the bonus is payable.
          (c)      Stock Options. Executive shall continue to vest in any stock options previously granted to Executive in accordance with the terms and conditions contained in the Plan.
          Section 5.      Employee Benefits.
          During the Term of Employment, Executive shall be entitled to continue to participate in health, insurance, retirement and other benefits provided to other senior executives of the Company. Executive shall also be entitled to the same number of holidays, vacation, sick days and other benefits as are generally allowed to senior executives of the Company in accordance with the Company policy in effect from time to time.
          Section 6.      Reimbursement of Business Expenses.
          Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company’s policy, as in effect from time to time.
          Section 7.      Indemnification
          The Company shall indemnify Executive to the fullest extent permitted (including payment of expenses in advance of final disposition of the proceeding) by the laws of the State of Delaware as in effect at the time of the subject act or omission, and Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers, against all costs, charges and expenses whatsoever incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its subsidiaries. If any action, suit or proceeding is brought or threatened against the

Executive in respect of which indemnity may be sought against the Company pursuant to the foregoing, the Executive shall notify the Company promptly in writing of the institution of such action, suit or proceeding and the Company shall assume the defense hereof and the employment of counsel and payment of all fees and expenses.
          Section 8.      Termination of Employment.
          (a)      General. The Term of Employment shall terminate upon expiration of the Term of Employment (as provided in Section 2) or earlier upon the occurrence of either (i) a termination by the Company for Cause, (ii) a termination by Executive for any reason, or (iii) the death of Executive. Upon any termination of Executive’s employment for any reason, except as may otherwise be requested by the Company, Executive shall resign from any and all directorships, committee memberships or any other positions Executive holds with the Company or any of its affiliates.
          (b)      Termination for Cause or by Executive. The Company may terminate Executive’s employment hereunder for Cause upon not less than fifteen (15) days written notice by the Board to Executive of the intention to terminate him for Cause, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based. Executive shall have fifteen (15) days after the date that such written notice has been given to Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the termination shall be effective on the date immediately following the expiration of the fifteen (15) day notice period. Executive may terminate his employment hereunder upon not less than fifteen (15) days written notice to the Board of his intention to terminate his employment.
          (c)      Payments Upon Termination. Upon expiration of the Term of Employment, or upon any earlier termination, Executive shall be entitled to:
               (i)      The Accrued Obligations;
               (ii)      Continuation of Base Salary at a rate equal to $36,250 per month for a period of eighteen (18) months following the date of such termination (the “Severance Term”), payable in accordance with the Company’s payroll practices; provided that the Company shall pay such amounts over such shorter period of time as it determines to be necessary to comply with requirements of Section 409A of the Internal Revenue Code of 1986; and
               (iii)      Should Executive be eligible for and elect to continue his health insurance pursuant to COBRA following the date of such termination, payment of COBRA premiums by the Company until the earlier of: (A) expiration of the Severance Term, or (B) the date Executive commences employment with any person or entity and is eligible for health insurance benefits.
          Notwithstanding the foregoing, the payments and benefits described in subsections (ii) and (iii) above shall immediately terminate, and the Company shall have no further obligations to Executive with respect thereto, in the event that Executive breaches any provision of Section 9 hereof.

          (d)      Mitigation; Offset. In the event of any termination of employment, Executive shall be under no obligation to mitigate amounts payable under this Section 8 by seeking other employment or otherwise and there shall be no offset against amounts due to Executive hereunder on account of subsequent employment or otherwise.
          (e)      Release. Notwithstanding any provision herein to the contrary, the Company may require that, prior to payment of any amount or provision of any benefit pursuant to subsection (c) of this Section 8, Executive shall have executed a complete release of the Company and its affiliates and related parties in such form as is reasonably required by the Company, and any waiting periods contained in such release shall have expired.
          Section 9.      Restrictive Covenants. Executive acknowledges and agrees that (A) the agreements and covenants contained in this Section 9 are (i) reasonable and valid in geographical and temporal scope and in all other respects, and (ii) essential to protect the value of the Company’s business and assets, and (B) by his employment with the Company, Executive will obtain knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company’s substantial detriment. For purposes of this Section 9, references to the Company shall be deemed to include its subsidiaries.
          (a)      Confidential Information. At any time during and after the end of the Term of Employment, without the prior written consent of the Board, except to the extent required by an order of a court having jurisdiction or under subpoena from an appropriate government agency, in which event, Executive shall use his best efforts to consult with the Board prior to responding to any such order or subpoena, and except as required in the performance of his duties hereunder, Executive shall not disclose any confidential or proprietary trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information, operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information (i) relating to the Company, or (ii) that the Company may receive belonging to suppliers, customers or others who do business with the Company (“Confidential Information”). Executive’s obligation under this Section 9(a) shall not apply to any information which is known publicly or hereafter enters the public domain without the breach of the Executive of this Section 9(a).
          (b)      Non-Competition. Executive covenants and agrees that during the Restricted Period, with respect to any jurisdiction in which the Company is engaged in business at the time of such termination, Executive shall not, without the prior written consent of the Board, directly or indirectly, individually or jointly, own any interest in, operate, join, control or participate as a partner, director, principal, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity that engages in Competitive Activities. Notwithstanding anything herein to the contrary, this Section 9(b) shall not prevent Executive from acquiring as an investment securities representing not more than three percent (3%) of the outstanding voting securities of any publicly-held corporation.

          (c)      No Solicitation; No Interference. During the Restricted Period, Executive shall not, directly or indirectly, for his own account or for the account of any other individual or entity, nor shall he assist any person or entity to (i) encourage, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, as agent of, or a service provider to, the Company to terminate such person’s employment, agency or service, as the case may be, with the Company; or (ii) divert, or attempt to divert, any person, concern, or entity from doing business with the Company or any of its subsidiaries, or attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company.
          (d)      Return of Documents. In the event of the termination of Executive’s employment for any reason, Executive shall deliver to the Company all of (i) the property of the Company, and (ii) the documents and data of any nature and in whatever medium of the Company, and he shall not take with him any such property, documents or data or any reproduction thereof, or any documents containing or pertaining to any Confidential Information.
          (e)      Blue Pencil. If any court of competent jurisdiction shall at any time deem the duration or the geographic scope of any of the provisions of this Section 9 unenforceable, the other provisions of this Section 9 shall nevertheless stand and the duration and/or geographic scope set forth herein shall be deemed to be the longest period and/or greatest size permissible by law under the circumstances, and the parties hereto agree that such court shall reduce the time period and/or geographic scope to permissible duration or size.
          Section 10.      Injunctive Relief.
          Without intending to limit the remedies available to the Company, Executive acknowledges that a breach of any of the covenants contained in Section 9 hereof may result in material irreparable injury to the Company or its subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of Section 9 hereof, restraining Executive from engaging in activities prohibited by Section 9 hereof or such other relief as may be required specifically to enforce any of the covenants in Section 9 hereof.
          Section 11.      Taxes.
          The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment and social insurance taxes, as shall be required by law.
          Section 12.      Successors and Assigns.
          (a)      The Company. This Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company’s business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise). The Company will require any such purchaser, successor or assignee to expressly assume and agree to perform this

Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase, succession or assignment had taken place.
          (b)      Executive. Executive’s rights and obligations under this Agreement shall not be transferable by Executive by assignment or otherwise, without the prior written consent of the Company; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee or other designee or, if there be no such designee, to Executive’s estate.
          Section 13.      Waiver and Amendments.
          Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Board. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
          Section 14.      Severability and Governing Law.
          If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction: (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF) APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. The parties hereto consent to venue in the courts of either the Commonwealth of Massachusetts or the State of New York or in the Federal courts sitting in the Commonwealth of Massachusetts or the State of New York with respect to any dispute regarding the subject matter hereof.
          Section 15.      Notices.
          (a)      Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by Executive to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to Executive may be given to Executive personally or may be mailed to Executive at Executive’s last known address, as reflected in the Company’s records.
          (b)      Any notice so addressed shall be deemed to be given: (i) if delivered by hand, on the date of such delivery; (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing; and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.
          Section 16.      Section Headings.
          The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.
          Section 17.      Entire Agreement.
          This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the employment of Executive and his termination of employment. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement, including, without limitation, the Term Sheet, except as expressly set forth herein.
          Section 18.      Survival of Operative Sections.
          Upon any termination of Executive’s employment, the provisions of Section 8 through Section 19 of this Agreement shall survive to the extent necessary to give effect to the provisions thereof.
          Section 19.      Counterparts.
          This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.
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[Signatures to appear on the following page.]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

POLYPORE INTERNATIONAL, INC.
/s/ Michael Graff

By: Michael Graff
Title: Chairman of the Board

Executive
/s/ Frank Nasisi

Frank Nasisi